UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2012 (January 25, 2012)

MEAD JOHNSON NUTRITION COMPANY

(Exact name of Registrant as Specified in Charter)

Delaware	001-34251	80-0318351
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Patriot Blvd., Glenview, Illinois	60026-8039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 832-2420

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of January 25, 2012, the Board of Directors of Mead Johnson Nutrition Company (the “Company”) amended and restated the Company’s Amended and Restated By-laws (the “By-laws”) to provide for a majority voting standard in uncontested director elections (except as otherwise required by law or provided in the By-laws or the Company’s Restated Certificate of Incorporation), instead of the previous plurality voting standard (the “By-law Amendment”).  Under the new majority standard, a director must be elected by the vote of the majority of votes cast, which means that the number of shares voted “for” the nominee’s election must exceed the number of shares voted “against” the nominee’s election.  The plurality voting standard will continue to apply to contested director elections pursuant to the By-law Amendment.

In conjunction with the By-law Amendment, the Board of Directors also approved changes to the Company’s Corporate Governance Guidelines (the “Guidelines Amendment”).  The Guidelines Amendment modifies the existing director resignation policy to reflect the Board of Directors’ expectation that any incumbent director that fails to receive the required majority vote in an uncontested election will submit an offer of resignation for consideration by the Nominating and Governance Committee of the Board of Directors.  The Guidelines Amendment also makes conforming changes to the Company’s Corporate Governance Guidelines to make them consistent with the voting standards provided for in the By-law Amendment.

A copy of the By-laws, as amended and restated, is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated By-laws of Mead Johnson Nutrition Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2012

MEAD JOHNSON NUTRITION COMPANY

By:	/s/ STANLEY D. BURHANS
Stanley D. Burhans
Vice President & Controller